SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2008 (August 1, 2008)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)
On August 6, 2008, Chembio Diagnostics, Inc. (the “Company”) and Mr. Robert L. Aromando, Jr., Senior Vice President of Commercial Operations of the Company, announced that Mr. Aromando’s final day of employment with the Company will be August 8, 2008.

ITEM 7.01.                        REGULATION FD DISCLOSURE.

On August 4, 2008, the Company issued a press release entitled “Chembio Reports Record Total Revenues in Second Quarter.”  A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 8.01.                      OTHER EVENTS

On August 1, 2008 at a meeting of the Company’s Board of Directors (the “Board”), Katherine Davis, a current member of the Board, was appointed as Chairperson of the Board’s Audit Committee, and Jim Merselis, a current member of the Board, was appointed to serve on each of the Board’s Audit Committee, Compensation Committee and Nominating And Corporate Governance Committee.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

99.1	Press Release entitled “Chembio Reports Record Total Revenues in Second Quarter” dated August 4, 2008.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 6, 2008                                                 Chembio Diagnostics, Inc.

By:  /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “Chembio Reports Record Total Revenues in Second Quarter” dated August 4, 2008.